LEASE

     THIS LEASE, is made and entered into as of the 8th day of September, 2000 (the "Effective Date"), by and between Mid-States Development Corp. ("Landlord"), an Ohio corporation 6360 Rings Road, Amlin, Ohio 43002, and M.T. Library Services, Inc. ("Tenant"), a Florida corporation, with offices at 401 E. Wilson Bridge Road, Worthington, Ohio 43085.

                              W I T N E S S E T H:

     In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord that certain premises as described in Exhibit A attached hereto and made a part hereof (the "Demised Premises") including the improvements to be erected thereon by Landlord and all easements, rights and appurtenances thereto.

     TO HAVE AND TO HOLD for the term set forth in Article 1. This Lease is granted and accepted upon the following covenants and conditions, and subject to the following restrictions, to all and every one of which the parties consent and agree; and each of the parties hereby expressly covenants and agrees to keep, perform and observe all the terms, covenants and conditions herein contained on its part to be kept, performed and observed.

ARTICLE 1.  TERM

     The term hereby granted shall be for a period of twenty (20) years commencing on the 1st day of September, 2000, and ending on the 31st day of August, 2020 (the "Term").

ARTICLE 2.  RENT

     Section 1. Initial Rent. During the first five (5) years of the Term hereof, Tenant shall pay Landlord fixed minimum rent at the rate of One Hundred Twenty Thousand Dollars ($120,000) per annum ("Rent"), commencing as of the date specified in Article 1 for the commencement of the Term hereof. Such fixed minimum rent shall be paid in equal monthly installments of Ten Thousand Dollars ($10,000), in advance and received by Landlord on or before the first day of each and every calendar month during the Term. This Lease is a net-net-net Lease with a ten (10%) increase in Rent each five (5) year period of the initial twenty (20) year term and the two (2) five (5) year options of Section 4 below (see Annual Rent Chart following this paragraph). The fixed minimum rent and/or other charges payable by Tenant hereunder, for any fractional month at the beginning or end of the Term hereof shall be prorated on a daily basis. All fixed minimum rent and other payments to be made by Tenant to Landlord hereunder shall be paid at the place designated in writing from time to time by Landlord.

Annual Rent Chart:

          Annual             Annual             Annual              Annual
Year       Rent     Year      Rent    Year       Rent      Year      Rent
----     --------   ----    --------  ----      --------   ----    --------
Year 1   $120,000   Year 6  $132,000  Year 11   $145,200   Year 16 $159,700
Year 2   $120,000   Year 7  $132,000  Year 12   $145,200   Year 17 $159,700
Year 3   $120,000   Year 8  $132,000  Year 13   $145,200   Year 18 $159,700
Year 4   $120,000   Year 9  $132,000  Year 14   $145,200   Year 19 $159,700
Year 5   $120,000   Year 10 $132,000  Year 15   $145,200   Year 20 $159,700

     In the event Landlord does not receive Tenant's monthly installment of Rent on or before the 10th day of the month in which Rent is due, then said monthly installment of Rent shall be increased by an amount equal to five percent (5%) of the rental then due. In the event Landlord does not receive Tenant's monthly installment of Rent plus the aforesaid additional five percent (5%) increase on or before the 20th day of the month in which Rent is due, then the total amount then due shall be increased by an additional amount equal to ten percent (10%) of the amount then due. In no event shall installments of Rent or additional rent hereunder be increased by more than fifteen percent (15%) in any one month, however, such increases shall be included in calculating any increase for a subsequent month in which any payment is not timely received by Landlord.

     Section 2. Demised Premises to be Constructed. Landlord agrees to construct a new building containing 17,000 square feet of warehouse space and 4,000 square feet of office space totaling 21,000 square feet as per the approved plans and specifications. Landlord agrees to have the new facility completed and ready for occupancy on September 1, 2000.

     Section 3. Additional Rent. Tenant shall pay any and all sums of money or other charges required to be paid by Tenant as additional rent under this Lease, promptly when the same are due, without any deduction or set off whatsoever. Tenant's failure to pay any such amounts or charges when due shall carry with it the same consequences as the failure to pay Rent.

     Section 4. Options to Renew. Landlord grants two (2) five (5) year options to renew this Lease, subject to the ten (10) percent increases in Rent of
Section 1 of this Article 2 for each five (5) year period, as per the Annual Rent Chart, provided Landlord receives nine (9) months written notice prior to the expiration of said Lease or option period of Tenant's intent to renew the same and Tenant is not in default of this Lease. Therefore, the rent for the first option period of five (5) years, if any, shall be One Hundred Seventy Five Thousand Six Hundred Seventy Dollars ($175,670) per annum and shall commence September 1, 2020. The Rent for the second option period of five (5) years, if any, shall be One Hundred Ninety Three Thousand Two Hundred Thirty Seven Dollars ($193,237) per annum and shall commence September 1, 2025. The fixed minimum rent and/or other charges payable by Tenant hereunder, for any fractional month at the beginning or end of the Term hereof, shall be prorated on a daily basis. All fixed minimum rent and other payments to be made by Tenant to Landlord hereunder shall be paid at the place designated in writing from time to time by Landlord.

ARTICLE 3.  MAINTENANCE AND REPAIRS AND GOVERNMENTAL ORDERS

     Section 1. Tenant's Maintenance and Repairs. The Tenant shall, throughout the Term hereof, and at no expense whatsoever to Landlord, take good care of the Demised Premises (including the Property) and the buildings and improvements thereon and the building equipment appertaining thereto and the sidewalks and curbs adjacent thereto, and shall not do or suffer any waste with respect thereto, and the Tenant shall promptly make all repairs, interior and exterior, structural and non-structural, ordinary as well as extraordinary, foreseen as well as unforeseen, and irrespective of the cost thereof, necessary to keep said building improvements and building equipment in good and lawful order and condition. When used in this Paragraph, the term "repairs" as applied to building equipment shall include replacements, restorations and/or renewals when necessary. The Tenant shall keep and maintain all portions of the Demised Premises, including, without limitation, all building equipment, heating plant and system, air conditioning plant and system, septic system, well, and the sidewalks adjoining the same, in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice.

     Section 2. Governmental Orders. The Tenant will obey, and comply with all lawful requirements, rules, regulations, laws and ordinances of all legally constituted authorities in any way affecting this Lease, the above described same, existing at any time during the continuance of this Lease (subject to the rights of the Tenant to contest the validity of any such law, ordinance, rule, regulation or other requirement).

ARTICLE 4.  INSURANCE

     Section 1. Public Liability Insurance. During the Term of this Lease, Tenant shall, at its sole cost and expense, provide and maintain with respect to the Demised Premises, comprehensive general public liability insurance protecting and indemnifying Landlord and Tenant against any and all claims for damages to person or loss of life occurring upon, in, or about the Demised Premises, such insurance to afford protection to the limits of not less than Five Million Dollars ($5,000,000.00) in respect to bodily injury or death to any one person and not less than Five Million Dollars ($5,000,000.00) with respect to bodily injury or death arising from any one accident or occurrence, with such deductibles as Tenant may customarily carry in the conduct of its business.

     Section 2. Casualty Insurance. During the Term of this Lease, Tenant shall, at its sole cost and expense, provide and maintain with respect to the Demised Premises, insurance on the buildings and the improvements on the Demised Premises to the extent of one hundred percent (100%) of their full replacement cost, or 80% of appraised value of property, at Landlord's sole option, together with standard form of vandalism and malicious mischief. Such policy shall name Landlord as an additional insured thereon. Tenant covenants and agrees that said insurance shall include protection against all risks of physical loss and shall be in amounts which, in the event of damage or destruction, will yield funds adequate to restore the said improvements to the condition existing immediately prior to any such damage or destruction.

     Section 3. Insurance Company. All insurance provided for in this Article 4 shall be effected under standard form policies issued by insurers of recognized responsibility authorized to do business in the State of Ohio.

     Section 4. Certificates of Insurance. Prior to the commencement of the Term of this Lease, Tenant shall furnish Landlord with certificates of insurance covering all insurance coverage required herein. All such certificates shall contain a provision that the insurance carrier shall not cancel or modify the insurance coverage without giving thirty (30) days prior written notice thereof to both Landlord and Tenant in time sufficient to assure that both Landlord and Tenant shall always possess certificates of insurance evidencing current insurance coverage. All such policies shall name Landlord and Tenant insured as their respective interests may appear and such certificates shall evidence the same. If Tenant should fail, neglect or refuse to obtain or renew any of the insurance provided for herein, Landlord has the right, but not the obligation, to obtain or renew the same, and any amounts paid therefor by Landlord shall be considered additional rent and be due on the next rent payment date after such payment.

     Section 5. Waiver of Subrogation. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the risks specifically insured against, or required by the terms hereof to be insured against, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable, and in force and effect only with respect to loss or damage occurring during such time as the Tenant's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the Tenant to recover thereunder. Each of Landlord and Tenant agrees that any of its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other thereof and the amount of the extra cost, and the other party, at its election, may pay the same but shall not be obligated to do so.

     Section 6. Compliance with Policies. Landlord or Tenant shall neither do nor suffer anything to be done whereby any of the insurance required by the provisions of this Article 4 shall or may be invalidated in whole or in part.

     Section 7. Blanket Coverage. Notwithstanding anything to the contrary hereinabove contained, Tenant may, at its option, include any of the insurance coverage hereinabove set forth in general or blanket policies of insurance.

     Section 8. Cooperation in Settlement. Tenant and Landlord shall cooperate with each other in connection with the collection of any insurance monies that may be due in the event of loss, and Landlord shall execute and deliver to the Tenant such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance monies. The proceeds of casualty insurance attributable to the building and fixtures shall be payable to Landlord.

ARTICLE 5.  REAL ESTATE TAXES AND ASSESSMENTS

     Section 1. Tenant's Obligations. Tenant is responsible for all "Real Estate Taxes" imposed on the Demises Premises, and assessments of any kind. For the purposes of this Lease, Real Estate Taxes shall be defined as: (i) all Real Estate Taxes payable (adjusted after protest or litigation, if any) for any part of the Term, exclusive of penalties or discounts, on the Demised Premises (including the Property); (ii) all taxes which shall be levied in lieu of any such taxes on the gross rentals of the Demised Premises; (iii) all general and special assessments against the Demised Premises, including water and sewer rents, which shall be required to be paid during the calendar year for which Real Estate Taxes are being determined; and (iv) the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested. All such costs shall be deemed due on an accrual accounting basis, as such costs are reasonably estimated to have been accrued, except that any costs associated with item (iv) of this paragraph shall be deemed due on a cash accounting basis, as such costs are actually incurred.

     Section 2. Evidence of Payment. Tenant shall pay said Real Estate Taxes when due and shall provide Landlord with written documentation of said payment within thirty (30) days after payment.

ARTICLE 6.  UTILITIES

     Tenant shall contract and pay for all of its requirements for utilities including, but not limited to, water, gas, sewer, electricity, light, heat or power, telephone or other service consumed within the Demised Premises during the Term hereof. Landlord shall not be liable to Tenant for interference in or interruption of any utility service, nor shall any curtailment or interruption constitute a constructive eviction or grounds for rental abatement in whole or in part hereunder.

ARTICLE 7.  DAMAGE AND DESTRUCTION

     Section 1. Duty to Reconstruct. Subject to Section 2 of this Article 7, if the building or improvements on, or at any time forming part of the Demised Premises, shall be damaged or destroyed during the term of this Lease by fire or by any other insurable hazard Landlord shall promptly, and as quickly as possible, but in no event later than ninety (90) days after such damage has occurred, proceed to repair and/or rebuild the same, including any additions or improvements made by the Landlord or Tenant, on the same plan and design as then existing, immediately before such damage or destruction occurred; subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes, whether similar or dissimilar, beyond the control of Landlord.

     Section 2. Option in the Event of Substantial Casualty. Notwithstanding the foregoing in the event there is a substantial casualty to the Demised Premises (where restoration cost exceeds twenty-five percent (25%) of the replacement cost of the building included within the Demised Premises) during the last five
(5) years of the Term hereof, Landlord shall, at its option, do either of the following:

     (a) Rebuild, repair or restore the said building and improvements to substantially their condition as of the commencement hereof, less normal wear and tear; or

     (b) Within forty-five (45) days after such loss or damage, give written notice to Tenant of its intention to terminate this Lease in which latter event this Lease shall be canceled and any unearned advance rent and additional charges shall be repaid to Tenant, adjusted as of the date of said casualty, and insurance proceeds shall be repaid to Landlord.

     Section 3. Rent Abatement. During any period during which the Demised Premises are untenable, the fixed minimum rent and other charges payable hereunder shall be abated in proportion to the amount of the Demised Premises rendered untenable as reasonably determined by Landlord.


ARTICLE 8.  EMINENT DOMAIN

     Section 1. Total Taking. If the whole or Demised Premises shall be taken in condemnation proceedings, by right of eminent domain, inverse condemnation, or otherwise, or by sale or transfer in lieu of or in the avoidance of the exercise such taking (all of which shall hereinafter be referred to as a "taking"), this Lease shall end when possession shall be taken by the condemning authority.


Section 2.  Partial Taking.

     (a) If more than fifty percent (50%) of the floor area comprising the building upon the Demised Premises shall be taken, either party shall have the right to cancel and terminate this Lease as of the date of such taking upon giving notice to the other party within thirty (30) days after notice to Tenant from Landlord or the condemning authority that such premises are to be appropriated or taken. In the event that this Lease is not terminated as herein provided, this Lease shall continue, with an equitable and proportionate adjustment, effective on the date of taking, in rent and other charges due hereunder based upon the reduction in floor area. No such adjustment shall be made for reduction in the amount of parking space available.

     (b) If less than fifty percent (50%) of the floor area comprising the building upon the Demised Premises shall be taken, this Lease shall continue with an equitable and proportionate adjustment, effective on the date of taking, in rent and other charges due hereunder based upon the reduction in floor area of the Demised Premises. No such adjustment shall be made for reduction in the amount of parking space available.

     Section  3.  Termination.  If this  Lease is  terminated  pursuant  to this
Article 8, the parties shall be released from all further liability hereunder except that Landlord shall refund to Tenant prepaid rental or similar sums as may be equitably and properly applied to the portion taken, and Tenant shall pay to Landlord all sums that it may be obligated to pay to Landlord to and including the effective date of termination.

     Section 4. Reconstruction.  If this Lease shall not be canceled pursuant to
Section 2, Article 8, hereof, the Lease shall remain in full force and effect with respect to the remainder of the Demised Premises; and

     (a) Landlord shall repair, alter and restore the Demised Premises and the buildings and improvements to substantially their condition as of the commencement hereof so as to constitute a complete, integrated and economically sound structure, subject to such changes or additions as Landlord may elect to make and Landlord shall be entitled to receive, as a matter of first priority from the compensation or damages paid by the condemnor, an amount equal to the cost of such restoration or reconstruction. If the cost of such repairs, alterations or restoration shall exceed the amount of the condemnation proceeds, then Landlord shall pay the amount of such excess.

     (b) The fixed rent and additional charges shall be reduced from and after the date of the taking to such part of the former rent as the gross floor area of the building on the Demised Premises, after such taking proportional to such area immediately before the taking. Any rent and additional charges paid in advance at former rates shall be appropriately adjusted. During the period beginning with such taking and ending on the date of the completion of repairs, alteration and restoration of the Demised Premises, the fixed rent and additional charges hereunder shall be proportionately abated for the period and to the extent that the Demised Premises shall be unusable for Tenant's business.

     Section 5. Condemnation Award. In the event (at any time during the Term hereof) of a taking in condemnation proceedings or sale in lieu of such taking of the whole or the Demised Premises, or in the event of a taking of a part of the building located on the Demised Premises or of the parking area, the condemnation proceedings resulting from such taking of the fee of the Demised Premises, shall be paid to Landlord, without any deduction therefrom for any present or future estate of Tenant. Tenant shall, however, be permitted to claim, prove and receive in such condemnation proceedings such award as it may be allowed for fixtures and other equipment installed by it, and for moving expenses, but only if such award shall be in addition to the award to Landlord for the Demised Premises.

ARTICLE 9.  USE

     Tenant is granted the right during the Term of this Lease to occupy and use the Demised Premises for the purpose of conducting thereon the business of marketing books and for any other lawful purpose.



ARTICLE 10.  ASSIGNMENT AND SUBLEASING

     Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest therein without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, and not to sublet the Demised Premises or any part or parts thereof or allow anyone to come in, through or under it without like consent which shall not be unreasonably withheld or delayed. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Demised Premises shall not operate to exhaust Landlord's rights under this Article. No assignment of this Lease shall release Tenant or any Guarantors of this Lease from its or their obligations under this Lease.

ARTICLE 11.  MECHANIC'S LIENS

     Tenant shall keep the Demised Premises free from, and shall indemnify Landlord against any liens or claims of lien arising from any work performed, material furnished, or obligations incurred by Tenant in connection with any construction, maintenance, improvement or repair on or to the Demised Premises. If Tenant disputes the correctness or validity of any claim or lien, Tenant shall, within thirty (30) days after written request by Landlord, record such bond or take such other appropriate action as will release the premises from the lien claimed and Tenant agrees to hold Landlord harmless therefrom and indemnify Landlord against all of same. Tenant shall discharge any judgment or compromise rendered against or suffered by Landlord as a result of any lien or liens or claims of lien or liens and shall reimburse Landlord for any and all costs, fees or expenses incurred or paid by Landlord (including, without limitation, reasonable attorney's fees) in connection with the defense of any lien, claim of lien or action.

ARTICLE 12. ALTERATIONS:  IMPROVEMENTS

     Section 1. Right to Alter. Tenant may make alterations and improvements in excess or five thousand dollars ($5,000) to the Demised Premises from time to time with the written consent of Landlord, which shall not be unreasonably withheld or delayed. Alterations and improvements costing five thousand dollars ($5,000) or less shall not require Landlord's consent. All such alterations or improvements shall comply with all applicable zoning ordinances, building regulations, relevant statutes, ordinances and requirements of all federal, state and municipal departments, and any other body or bodies exercising a similar function and such alteration or improvement shall be made in a workmanlike manner.

     Section 2.  Tenant's  Cost.  Any  alterations  or  improvements  made under
Section 1 of this Article 12 shall be made at the Tenant's sole cost and expense. Landlord shall cooperate with Tenant in any governmental applications or otherwise in making said alterations and improvements, provided, however, such cooperation shall be without cost or expense to Landlord.

     Section 3. Surrender of Premises. At the expiration of the Term hereof, whether by forfeiture or expiration of time, Tenant shall surrender the Demised Premises to Landlord in as good condition as when received by Tenant, except for reasonable use, wear and damage by fire or the elements. It is further agreed that all alterations and improvements to the Demised Premises during the Term hereof shall remain for the benefit of Landlord at the expiration of the Term hereof.

ARTICLE 13.  RIGHT OF ACCESS

     Landlord and its authorized agents shall be entitled to enter the Demised Premises at reasonable times, after oral notice except in case of emergency, for the following purposes: inspecting them, showing them to prospective purchasers, tenants and lenders, posting such notices as may be required by law to protect Landlord's interest in the Demised Premises, and during the last six (6) months of the Lease Term, posting signs advertising the premises for sale at anytime or for lease.

ARTICLE 14.  SIGNS

     Tenant shall have the right to install and maintain one or more signs in conformity with applicable law, affixed anywhere to the exterior and interior of the Demised Premises, subject to Tenant obtaining Landlord's prior written consent to the appearance of said signs. Tenant shall obtain and pay all costs and expenses associated with such signs, including, but not limited to, payment for all permits and licenses related to such signs or required in connection therewith. Copies of all such permits and licenses shall be delivered to Landlord within a reasonable time after they are issued. Tenant shall have the right from time to time to change such signs. Tenant may maintain any signs it desires in the interior of the Demised Premises. All such signs shall comply with applicable government requirements and any requirements of all of the insurance companies issuing the insurance policies covering the Demised Premises.

ARTICLE 15.  DEFAULT BY TENANT - REMEDIES OF LANDLORD

     Section 1. Events of Default. Each of the following shall be deemed a default by Tenant and a breach of this Lease:

     (a) The failure, neglect or refusal of Tenant to pay any installment of Rent or additional rent at the time and in the amount as herein provided, or to pay any other monies agreed by it to be paid (including, but not limited to, pursuant to Article 29 hereof) promptly when due and as the same shall become due and payable under the terms hereof, and if any such failure, neglect or refusal to pay shall continue for a period of ten (10) days after written notice from Landlord of such;

     (b) A default in the performance of any other covenant or condition of this Lease on the part of the Tenant to be performed for a period of thirty (30) days after written notice from Landlord of such default except where Tenant has commenced such action to cure such default; and

     (c) Pursuant to Article 16 below.

     Section 2. Termination of Lease. In cases of any such default under Section 1 of this Article 15, and at any time thereafter following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon Tenant electing to terminate this Lease and this Lease shall then expire as of the date of such notice as if that date had been originally fixed as the expiration date of the Term herein granted.

     Section 3. Repossession. In case this Lease shall be terminated as hereinbefore provided, or by legal proceedings, or if Landlord otherwise elects to proceed under this Section 3 of Article 15, Landlord or its agents may, immediately or any time thereafter, reenter and assume possession of the Demised Premises or such part thereof, and remove all persons and property including signs therefrom, and may place such property in storage in a public warehouse at the cost and risk of Tenant. No reentry or reletting by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant; and not withstanding any such reentry or reletting without terminating this Lease, Landlord may at any time thereafter elect to terminate this Lease in the event that at such time Tenant remains in default hereunder.

     Section 4. Mitigation of Damages. In case this Lease shall be terminated as hereinbefore provided, Landlord shall, in its own name but as agent for Tenant, if the Lease be not terminated, or if the Lease be terminated, in its own behalf, use its best efforts to mitigate its damages and relet the whole or any portion of the Demised Premises for any sum which may be reasonable, giving due consideration to the rents reserved herein and in connection with any such lease, Landlord may make such changes in the character of the improvements on the Demised Premises as may be appropriate or helpful in effecting such lease.

     Section 5. Landlord Remedies. In case this Lease be terminated as provided in Section 2, of this Article 15, or if Landlord otherwise repossesses the Demised Premises, Landlord shall be immediately entitled to recover from the Tenant a sum equal to the present value of the amount of all Rent and additional charges reserved under this Lease which shall be due and payable by Tenant to Landlord on the days on which the Rent and additional charges reserved in this Lease would have become due and payable for any remaining Term of this Lease less the net rent, if any (as defined below) collected by Landlord on reletting the Demised Premises. Any net rent collected on reletting shall be computed by deducting from the gross rents collected all reasonably necessary expenses incurred in connection with reletting of the Demised Premises or any part thereof, including reasonable legal fees and reasonable broker's commissions for the period of the Term.

     Section 6. Legal Expenses. In case suit shall be brought for recovery of possession of the Demised Premises, for recovery of Rent or any other amount due under this Lease or because of the breach of any covenant herein contained on the part of Tenant to be kept and performed, and a breach shall be established, Tenant shall pay to Landlord all out-of-pocket expenses incurred therefor, including reasonable attorney's fees.

ARTICLE 16. INSOLVENCY

     Section 1. Breach of Lease. The filing of any petition by or against Tenant under any chapter of the Bankruptcy Act, or any successor statute thereto, or the adjudication of Tenant as a bankrupt or insolvent, or the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant, or a general assignment by Tenant for the benefit of creditors, or any other action taken or suffered by Tenant under any state or federal insolvency or bankruptcy act, and the continuance of any of the foregoing events for sixty (60) days shall constitute a breach of this Lease by Tenant, and Landlord, at its option, by written notice to Tenant, may exercise all rights and remedies provided for herein, including the termination of this Lease, without the necessity of further notice.

     Section 2. Invalid Transfers. Neither this Lease, nor any interest herein, nor any estate created hereby, shall pass by operation of law and under any state or federal insolvency or bankruptcy act to any trustee, receiver, assignee for the benefit of creditors or any other person whomsoever without the prior written consent of Landlord. Any purported transfer in violation of the provisions of this Section 2 of this Article 16, shall constitute a breach of this Lease, and Landlord, at its option, by written notice to Tenant, may exercise all rights and remedies provided for herein, including the termination of this Lease, without the necessity of further notice.

ARTICLE 17.  REMEDIES CUMULATIVE

     The various rights, elections and remedies of Landlord and Tenant contained in this Lease shall be cumulative and not one of them shall be construed as exclusive of any of the others, or of any right, priority or remedy allowed or provided for by law.

ARTICLE 18.  CURING OF DEFAULTS

     If Tenant shall default in the performance or observance of any covenant or condition herein contained on Tenant's part to be performed or observed for more than the applicable grace period, Landlord may perform the same for the account and at the expense of Tenant, and the expense of doing so, together with interest thereon at the rate of fifteen percent (15%) per annum, from the date of the advance therefor shall be immediately due and payable. If Landlord shall incur any expense, including reasonable attorney's fees, by instituting, prosecuting or defending any action or proceedings instituted by reason of default by Tenant, Tenant shall reimburse Landlord for the amount of such expense.

ARTICLE 19.  HOLDING OVER

     If Tenant remains in possession of the Demised Premises with Landlord's consent after the expiration of the original Term, or any renewals hereof, such continued possession shall create a tenancy from month to month at the Rent rate of one hundred and fifty percent (150%) of the last monthly installment of Rent payable hereunder and upon the same terms and conditions contained herein so far as applicable.

ARTICLE 20.  ESTOPPEL CERTIFICATE

     Either party shall at any time and from time to time within thirty (30) days after written request therefor by the other party deliver a certificate to the requesting party or to any proposed mortgagee, trust deed beneficiary, purchaser, successor in interest, or any other party certifying the commencement and expiration dates of the Lease Term and that this Lease is then in full force and effect and setting forth the amount and nature of modifications, defenses, or offsets, if any, claimed by such party.

ARTICLE 21.  QUITE ENJOYMENT

     Landlord covenants that Tenant, upon paying the rents reserved herein and performing and observing the covenants and conditions herein contained on Tenant's part to be performed and observed, shall quietly hold, occupy and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any party claiming by, through or under Landlord or as a result of any defects in title, subject to the terms of this Lease.

ARTICLE 22.  TENANT'S PROPERTY

     Section 1. Taxes on Tenant's Property. Tenant shall be responsible for, and shall pay before delinquency, all municipal, county, state and federal taxes assessed during the Term of this Lease against any leasehold interest or personal property of any kind, owned or placed in, upon or about the Demised Premises by the Tenant.

     Section 2. Loss or Damage. Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises, or for any loss or damage resulting to the Tenant or its property from bursting, stoppage or leakage of water, gas, sewer or steam pipes or any damage or loss of property within the Demised Premises from any cause whatsoever.

ARTICLE 23.  SUBORDINATION AND NONDISTURBANCE

     Tenant agrees upon the request of Landlord to subordinate this Lease and its rights under to any mortgage or deed of trust (hereinafter for convenience called "loan") and to execute at any time and from time to time such documents as may be reasonably required to effectuate such subordination, subject to the condition that so long as Tenant is not in default under this Lease, the owner, holder or beneficiary of the loan and its successors and assigns, including a purchaser at foreclosure sale or sale in lieu of foreclosure, and Tenant's successors and assigns, each shall recognize and perform its respective obligations under this Lease, and Tenant's quiet enjoyment and peaceful possession of the Demised Premises and rights and privileges of Tenant hereunder shall not be disturbed or diminished in any respect. Any mortgagee or trustee named in said loans shall agree to recognize this Lease, in writing, and agree not to disturb Tenant's quiet enjoyment and peaceful possession of the Demised Premises so long as Tenant is not in default hereunder and to recognize the rights and privileges of Tenant hereunder.

ARTICLE 24.  LIMITATION OF LIABILITY, INDEMNIFICATION BY TENANT

     Tenant covenants and agrees that it will protect and save and keep Landlord forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any laws or ordinances, whether occasioned by the neglect of Tenant or those holding under Tenant, and that Tenant will at all times protect, indemnify and save and keep harmless Landlord against and from any and all claims, loss, cost, damage or expense, including reasonable attorney's fees, arising out of or from any accident or other occurrence on or about the Demised Premises, causing injury to any person or property whomsoever or whatsoever, and Tenant will protect, indemnify and save and keep harmless Landlord against and from any and all claims and against and from any and all loss, cost, damage or expense, including reasonable attorney's fees, arising out of any failure of Tenant in any respect to comply with and perform all the requirements and provisions of this Lease.

ARTICLE 25.  NOTICES

     Any notice, request or demand permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice, request or demand shall be given, and shall be deemed to have been served and given when Landlord or Tenant, as the case may be shall have deposited such notice, request or demand by certified mail, return receipt requested, enclosed in a securely closed postpaid wrapper, in a United States Postal Service general or branch post office or official collection box, addressed to Landlord or Tenant, as the case may be, at the following addresses:

         If to Landlord:   Mid-States Development Corp.
                           6360 Rings Road
                           Amlin, Ohio 43002

         If to Tenant:     M.T. Library Services, Inc.
                           401 E.Wilson Bridge Road
                           Worthington, Ohio 43085

     Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests or demands to it.

ARTICLE 26.  WAIVER

     The failure of Landlord to seek redress for violation, or to insist upon the strict performance of any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No waiver by Landlord of any condition or covenant hereunder shall be deemed to imply or constitute a further waiver by Landlord of the same or any other condition or covenant.

ARTICLE 27.  LAW APPLICABLE AND CONSTRUCTION OF LEASE

     Section 1. Governing Law. The validity, performance and enforcement of this Lease shall be governed by the laws of Ohio. Section 2. Invalid Provisions. The invalidity and enforceability of any provision of this Lease shall not affect or impair any other provision.

     Section 3. Interlineation. Whenever in this Lease any printed portion has been stricken out, whether or not any relative provision has been added, this Lease shall be construed as if the material so stricken was never included herein and no inference shall be drawn from the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material were never contained herein.

ARTICLE 28.  SHORT FORM LEASE

     This Lease shall not be recorded; Landlord and Tenant will, at the request of either, enter into a short form memorandum ease, in recordable form.

ARTICLE 29. INTEREST ON PAST DUE OBLIGATIONS

     Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum, until paid. The payment of such interest shall not excuse or cure any default by Tenant under this Lease.

ARTICLE 30.  ACCORD AND SATISFACTION

     Unless the parties expressly agree, in writing, to the contrary, no payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated, shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy.

ARTICLE 31.  HAZARDOUS WASTE

     (a) As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Demised Premises is located , the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the Food and Drug Administration, and any federal agencies that have overlapping jurisdiction with such state agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

     (b) Tenant agrees not to introduce any Hazardous Material(s) in, on or adjacent to the Demised Premises without complying with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use or disposal, and clean-up of Hazardous Material(s), including, but not limited to, the obtaining of proper permits. If Tenant discovers any Hazardous Material(s) on the Demised Premises caused by an unrelated third party as that term is defined herein, Tenant shall notify Landlord of the same within twenty-four (24) hours (one working day) of such discovery.

     (c) Tenant agrees that upon receipt of actual written notice from a regulatory agency of an actual or threatened violation of environmental laws or regulations respecting the Demised Premises or neighboring property, Tenant will promptly forward a copy of the same to Landlord. Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by or against Landlord or the Demised Premises concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Demised Premises, shall have the right, at its election, in its own name or as Landlord's agent, to negotiate, defend, approve, and appeal, at Tenant's expense, any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority.

     (d) If Tenant's storage, use or disposal of any Hazardous Material in, on or adjacent to the Demised Premises results in any contamination of the Demised Premises, the soil or surface or groundwater (i) requiring remediation under federal, state or local statutes, ordinances, regulations or policies, or (ii) at levels which are unacceptable to Landlord, in Landlord's reasonable judgment, Tenant agrees to clean-up the contamination. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes or action, costs, fees, including attorneys' fees and costs, arising out of or in connection with any clean-up work, inquiry or enforcement proceeding in connection therewith, and any Hazardous Materials currently or hereafter used, stored or disposed of by Tenant or its agents, employees, contractors or invitees on or about the Demised Premises.

     (e) Tenant shall surrender the Demised Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials and in condition which complies with all governmental statutes, ordinances, regulations and policies, recommendations of consultants hired by Landlord, and such other reasonable requirements as may be imposed by Landlord.

     (f) Tenant's obligations under this section shall survive termination of this Lease.

ARTICLE 36.  MISCELLANEOUS

     Section 1. Entire Agreement. This Lease, the exhibits and riders, if any, attached hereto include the entire agreement of the parties concerning this Lease. No change, amendment or addition to this Lease shall be effective unless in writing and signed by the parties.

     Section 2. Captions. The captions of this Lease are for convenience and reference only and shall not be deemed or construed to define, limit or describe the scope or intent of this Lease or affect its interpretation or construction.

     Section 3. Binding Effect. The covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and binding the parties hereto and their respective successors and assigns, except as expressly otherwise herein provided.

     Section 4. Reasonable Consent. If the consent, approval or permission of one party is required or desired by the other party to this Lease, the party whose consent, approval or permission is sought agrees that it shall not unreasonably or arbitrarily withhold or delay such consent. In the event that any such consent, approval or permission is specifically withheld, the withholding party shall set forth in writing its reasons for such withholding, which reasons must be reasonable under the circumstances presented.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their duly authorized representatives, effective the day and year first above written.

                                                         LANDLORD:
Signed and acknowledged
in the presence of:                           Mid-States Development Corp.

_________________________                   By: _________________________
Print Name:_______________

_________________________                   Title: ______________________
Print Name:_______________
                                                         TENANT:

                                              M.T. Library Services, Inc.

_________________________                   By: ________________________
Print Name:_______________
                                            Title:_______________________
_________________________
Print Name:_______________


                                                         Guarantor:

                                              Media Source, Inc.

_________________________                   By: ________________________
Print Name:_______________
                                            Title:_______________________
_________________________
Print Name:_______________




STATE OF OHIO       :
                    : SS.
COUNTY OF FRANKLIN  :

     Acknowledged before me this ____ day of September, 2000, by S. Robert Davis, President of Mid-States Development Corp., an Ohio corporation, for and on behalf of the Landlord.

                                              _____________________________
                                              Notary Public


STATE OF OHIO            :
                         : SS.
COUNTY OF ______________ :

     Acknowledged before me this ____ day of September, 2000, by Randall J. Asmo, the President of M.T. Library Services, Inc. for and on behalf of the Tenant.

                                               _____________________________
                                               Notary Public



STATE OF OHIO            :
                         : SS.
COUNTY OF ______________ :

     Acknowledged before me this ____ day of September, 2000, by Randall J. Asmo, the Executive Vice President of Media Source, Inc. for and on behalf of the Tenant.

                                               _____________________________
                                               Notary Public